UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2017

Jack Cooper Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	333‑210698	26‑4822446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut Street, Suite 2400 Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (816) 983‑4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.         Other Events.

On May 22, 2017, Jack Cooper Enterprises, Inc. (“JCEI”), parent company to Jack Cooper Holdings Corp. (“JCHC”) announced an additional extension of the previously announced cash tender offer (the “JCEI Offer”) to purchase any and all of the JCEI 10.50%/11.25% Senior PIK Toggle Notes due 2019 (the “JCEI Notes”) and exchange offer (the “JCHC Offer” and together with the JCEI Offer, the “Offers”) for any and all of the JCHC 9.25% Senior Secured Notes due 2020 (the “JCHC Notes” and together with the JCEI Notes, the “Existing Notes”) for cash and warrants to purchase shares of non-voting common stock of JCEI. The Offers are now scheduled to expire at 5:00 p.m., New York City time, on Wednesday, May 31, 2017, unless extended or earlier terminated in accordance with the offer to purchase and offering memorandum (as amended, the “Offering Memorandum”).

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K. This Current Report on Form 8‑K is neither an offer to sell nor a solicitation of offers to buy any securities nor a solicitation of consents. The Offers are being made only pursuant to the Offering Memorandum and the related Consent and Letter of Transmittal. The Offers are being made only persons who (i) certify that they are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) certify that they are not “U.S. person” and are outside of the United States within the meaning of Regulation S under the Securities Act and are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01.      Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is attached hereto.

99.1       Press release, dated May 22, 2017.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jack Cooper Holdings Corp.

Date: May 22, 2017	By:	/s/ Kyle Haulotte
Kyle Haulotte
Chief Financial Officer